UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2017

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1347 N. Alma School Road

Suite 220

Chandler, Arizona 85224

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of SVP, Marketing

On January 16, 2017, Everspin Technologies, Inc. (“Company”) appointed Patrick Patla to the position of Senior Vice President of Marketing of the Company.

Mr. Patla, age 52, most recently served as General Manager of KNUPATH, Inc. from March 2015 to January 2017, an Austin-based startup pioneering advanced hardware architectures for extreme performance neural computing. Prior to joining KNUPATH, Mr. Patla was Senior Director at Broadcom Corporation from October 2014 to March 2015 and Vice President of Server Business Marketing at Samsung from April 2012 to June 2014. From March 2003 to April 2012, Mr. Patla served as VP and General Manager at Advanced Micro Devices, Inc. where he was responsible for the AMD Opteron™ Server Business Unit. Mr. Patla holds a B.A. in Marketing from DePaul University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: January 20, 2017
	By:	/s/ Phillip LoPresti
Phillip LoPresti
President and Chief Executive Officer